EXHIBIT NUMBER

                                      10.58


                             Exhibit R - Page 2 of 2

                           AMENDMENT TO SALE AGREEMENT


     This AMENDMENT TO SALE AGREEMENT (hereinafter referred to as this "Agreement"), entered into as of the 4th day of December, 1996, by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Seller"), and CALI REALTY ACQUISITION CORP., a Delaware corporation ("Purchaser").

                              W I T N E S S E T H:

     WHEREAS, Seller and Purchaser entered into that certain Sale Agreement dated as of November 26, 1996 (hereinafter referred to the "Contract"), whereby Seller agreed to sell and convey to Purchaser, and Purchaser agreed to purchase from Seller, certain property commonly known as One Bridge Plaza in Fort Lee, New Jersey and more particularly described on Exhibit A attached to the Contract;

     WHEREAS, as a result of Purchaser's review of the component systems that may be related to the perimeter leaking at the Property, Purchaser has requested, and Seller has agreed, to reduce the Purchase Price by the amount of Two Hundred Thousand and 00/100 Dollars ($200,000.00); and

     WHEREAS, the parties hereto desire to modify the terms, provisions, covenants and conditions of the Contract only in the respects hereinafter set forth.

     NOW, THEREFORE, in consideration of these premises and the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:


1. All terms used herein without definition are used herein with the meanings assigned to such terms in the Contract, unless the context otherwise requires.

     2. Section 1.3 of the Contract is hereby deleted in its entirety and replaced with the following Section 1.3:

         "Section 1.3 Purchase Price. Seller is to sell and Purchaser is to purchase the Property for the amount of TWENTY-SIX MILLION EIGHT HUNDRED THOUSAND AND 00/100 DOLLARS ($26,800,000.00) (the "Purchase Price")."

     3. Except as expressly modified by this Agreement, the terms, provisions, covenants and conditions of the Contract shall remain unchanged and are hereby ratified and confirmed as being in full force and effect.

                            Exhibit R - Page 3 of 3

         IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed by their respective duly authorized representative(s) as of the day and year first above written.


                                            SELLER:
                                            METROPOLITAN LIFE INSURANCE COMPANY,
                                            a New York corporation

                                            By:/s/Joanne M. Lyons
                                            ---------------------
                                                  Joanne M. Lyons
                                                  Assistant Vice President

                                            PURCHASER:
                                            CALI REALTY ACQUISITION CORP.,
                                            a Delaware corporation

                                            By: /s/John R. Cali
                                            -------------------
                                            Chief Administrataive Officer and
                                            Head of Acquisitions



                             Exhibit R - Page 4 of 4